EXHIBIT 10.10

Execution Version

LOAN AND SECURITY AGREEMENT

by and between

POWERHOUSE ONE, LLC,

LINCOLN FARM I, LLC,

LINCOLN FARM II, LLC,

LINCOLN FARM III, LLC,

LINCOLN FARM IV, LLC

and

BRIDGE BANK, NATIONAL ASSOCIATION

Execution Version

TABLE OF CONTENTS

Page
1. Definitions and Construction .....................................................................................................................	1
1.1 Definitions.............................................................................................................................................	1
1.2 Accounting Terms...............................................................................................................................	11
1.3 Construction ........................................................................................................................................	11
2. Loan and Terms Of Payment ......................................................................................................................	11
2.1 Promise to Pay ....................................................................................................................................	11
2.2 Advances ............................................................................................................................................	12
2.3 Interest Rates, Payments, and Calculations ...................................................................................	12
2.4 Crediting Payments ............................................................................................................................	14
2.5 Fees; Bank Expenses..........................................................................................................................	14
2.6 Term ......................................................................................................................................................	14
2.7 Establishment of Accounts ...............................................................................................................	14
2.8 Deposits into the Cash Collateral Account ....................................................................................	15
2.9 Transfers from the Cash Collateral Account ............................ Error! Bookmark not defined.
2.10 Transfers from the Direct Deposit Account ...................................................................................	16
3. Conditions Precedent to Advance ...........................................................................................................	17
3.1 Conditions Precedent to Advance .................................................................................................	17
3.2 Repeating Representations ..............................................................................................................	17
4. Creation of Security Interest ......................................................................................................................	17
4.1 Grant of Security Interest ..................................................................................................................	17
4.2 Delivery of Additional Documentation Required ..........................................................................	17
4.3 Right to Inspect ..................................................................................................................................	18
4.4 Memorandum of Leasehold Interest and Mortgage .....................................................................	18
5. Representations and Warranties................................................................................................................	18
5.1 Due Organization and Qualification .................................................................................................	19
5.2 No Default.............................................................................................................................................	19
5.3 Due Authorization; No Conflict.........................................................................................................	19
5.4 No Prior Encumbrances; Valid Security Interest .............................................................................	19
5.5 Project Contracts; Customer Financial Information ........................................................................	19
5.6 Name; Location of Chief Executive Office ........................................................................................	19
5.7 Litigation ................................................................................................................................................	20
5.8 No Material Adverse Change in Financial Condition......................................................................	20
5.9 Solvency, Payment of Debts ...............................................................................................................	20
5.10 Regulatory Compliance ........................................................................................................................	20
5.11 Environmental Condition .....................................................................................................................	20
5.12 Taxes .......................................................................................................................................................	21
5.13 Subsidiaries; Employees ......................................................................................................................	21
5.14 Government Consents ..........................................................................................................................	21
5.15 Certain Project-Specific Representations ...........................................................................................	21

5.16 Full Disclosure .........................................................................................................................................	21
5.17 OFAC ........................................................................................................................................................	21
6. Affirmative Covenants ...............................................................................................................................	21
6.1 Good Standing ...........................................................................................................................................	22
6.2 Government Compliance ..........................................................................................................................	22
6.3 Financial Statements, Reports, Certificates ..........................................................................................	22
6.4 Taxes ......................................................................................................................	23
6.5 Insurance ................................................................................................................	23
6.6 Project Contracts ....................................................................................................	24
6.7 Banking Relationship ............................................................................................	24
6.8 Further Assurances.................................................................................................	24
6.9 Debt Service Coverage Ratio .................................................................................	24
7. Negative Covenants ...........................................................................................................	25
7.1 Dispositions; Distributions.....................................................................................	25
7.2 Changes to Project Contracts; Other Documents...................................................	25
7.3 Accounts ................................................................................................................	25
7.4 Change in Control; Change of Organization ........................................................	25
7.5 Mergers or Acquisitions.........................................................................................	25
7.6 Subsidiaries; Assets ...............................................................................................	25
7.7 Encumbrances; Indebtedness .................................................................................	25
7.8 Transactions with Affiliates ...................................................................................	25
7.9 Compliance ............................................................................................................	25
7.10 Financing Statements .............................................................................................	26
7.11 Employees ..............................................................................................................	26
8. Events of Default ...............................................................................................................	26
8.1 Payment Default.....................................................................................................	26
8.2 Covenant Default ...................................................................................................	26
8.3 Material Adverse Effect .......................................................................................	27
8.4 Attachment .............................................................................................................	27
8.5 Insolvency ..............................................................................................................	27
8.6 Other Agreements ..................................................................................................	27
8.7 Judgments ..............................................................................................................	27
8.8 Guarantor ...............................................................................................................	27
8.9 Loan Documents ....................................................................................................	27
8.10 Project Contracts ....................................................................................................	28
8.11 Misrepresentations .................................................................................................	28
8.12 Debt Service Coverage Ratio ................................................................................	28
8.13 Loss of Priority ......................................................................................................	28
9. Bank’s Rights and Remedies .............................................................................................	28
9.1 Rights and Remedies..............................................................................................	28
9.2 Power of Attorney .................................................................................................	30
9.3 Accounts Collection ...............................................................................................	30
9.4 Bank Expenses .......................................................................................................	30

9.5 Bank’s Liability for Borrower Collateral...............................................................	30
9.6 Remedies Cumulative ............................................................................................	31
9.7 Demand; Protest; Other Waivers ...........................................................................	31
10. Notices ...............................................................................................................................	31
11. Choice Of Law And Venue; Jury Trial Waiver .................................................................	32
12. General Provisions .............................................................................................................	33
12.1 Construction ...........................................................................................................	33
12.2 Successors and Assigns..........................................................................................	33
12.3 Indemnification ......................................................................................................	33
12.4 Time of Essence ....................................................................................................	33
12.5 Waivers of Defaults; No Forbearance....................................................................	33
12.6 Severability of Provisions .....................................................................................	34
12.7 Amendments in Writing, Integration .....................................................................	34
12.8 Counterparts ...........................................................................................................	34
12.9 Survival ..............................................................................................................................	34
12.10 Patriot Act ..............................................................................................................	34

Execution Version

This LOAN AND SECURITY AGREEMENT is entered into as of June 10, 2013, by and between BRIDGE BANK, NATIONAL ASSOCIATION, a national banking association (“Bank”), and POWERHOUSE ONE, LLC, a Tennessee limited liability company (“PH1”), LINCOLN FARM I, LLC, a Tennessee limited liability company (“LF1”), LINCOLN FARM II, LLC, a Tennessee limited liability company (“LF2”), LINCOLN FARM III, LLC, a Tennessee limited liability company (“LF3”), LINCOLN FARM IV, LLC, a Tennessee limited liability company (“LF4”, and together with PH1, LF1, LF2, and LF3, are individually and collectively, the “Borrower”).

RECITALS

Borrower wishes to obtain credit from time to time from Bank, and Bank desires to extend credit to Borrower. This Agreement sets forth the terms on which Bank will advance credit to Borrower, and Borrower will repay the amounts owing to Bank.

AGREEMENT

The parties agree as follows:

1.         DEFINITIONS AND CONSTRUCTION.

1.1           Definitions. As used in this Agreement, the following terms shall have the following definitions:

“Accounts” means the Cash Collateral Account, Direct Deposit Account, and all presently existing and hereafter arising accounts, contract rights, payment intangibles, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods (including the sale of solar energy) or the rendering of services by Borrower, whether or not earned by performance, and any and all credit, insurance, guaranties, and other security therefor, as well as all merchandise returned to or reclaimed by Borrower and Borrower’s Books relating to any of the foregoing.

“Advance” means a cash advance by Bank to Borrower pursuant to this Agreement.

“Advance Date” means the date on which the Advance is made hereunder.

“Advance Request” means the written request for an Advance in the form attached hereto as Exhibit B.

“Affiliate” means, with respect to any Person, any Person that owns or controls directly or indirectly such Person, any Person that controls or is controlled by or is under common control with such Person, and each of such Person’s senior executive officers, directors, and partners.

“Agreement” means this loan and security agreement, of which the Schedules and Exhibits are an integral part.

“Approved Costs” means amounts referred to as the “Operating Expenses” as reflected on the Project Proforma and such other costs as Bank, in its reasonable discretion, approves and which are to be funded from funds on deposit in the Direct Deposit Account.

“Bank” means Bridge Bank, National Association, a national banking association.

“Bank Expenses” means all costs or expenses (including attorneys’ fees and expenses) incurred in connection with the preparation, negotiation, administration, and enforcement of the Loan Documents; Collateral audit fees; and Bank’s attorneys’ fees and expenses incurred in amending, enforcing or defending the Loan Documents or otherwise protecting Bank’s interests in respect of the Loan (including fees and expenses of appeal), whether incurred before, during or after an Insolvency Proceeding whether or not suit is brought.

“Books” means, with respect to any Person, all of that Person’s books and records, including: ledgers; records concerning that Person’s assets or liabilities, any Collateral in which such Person has an interest, business operations or financial condition; and all computer programs, tape files, and equipment, containing such information.

“Borrower” means as defined in the preamble of this Agreement.

“Borrower Collateral” has the meaning assigned on Schedule 5 (Borrower Collateral).

“Borrower Party” means each of Borrower and Sponsor.

“Business Day” means any day that is not a Saturday, Sunday, or other day on which banks in the State of California are authorized or required to close.

“Cash Collateral Account” means a deposit account established and maintained at Bank by Bank, account number 0101242519, in the name of PH1, for the benefit of Bank, from which the Borrower shall have no right to make withdrawals other than as expressly provided in this Agreement.

“Change in Control” means (a) a transaction in which any “person” or “group” (within the meaning of Section 13(d) and 14(d)(2) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of a sufficient number of shares of all classes of stock then outstanding of any Borrower Party ordinarily entitled to vote in the election of directors, empowering such “person” or “group” to elect a majority of the board of directors of any Borrower Party who did not have such power before such transaction, or (b) without the prior written consent of Bank (not to be unreasonably withheld), Borrower shall cease to be controlled directly or indirectly by Sponsor.

“Charter Documents” means (a) with respect to a corporation, its articles or certificate of incorporation and bylaws; (b) with respect to a general partnership, its partnership agreement; (c) with respect to a limited partnership, its certificate of limited partnership and its partnership agreement; (d) with respect to a limited liability company, its articles or certificate of formation or organization and its operating agreement; (e) with respect to a statutory business trust, its certificate of formation and its trust agreement; and (f) with respect to any other entity, any document or agreement similar to the foregoing pursuant to which it is formed or governed.

“Closing Date” means the date of this Agreement.

“Code” means the New York Uniform Commercial Code.

“Collateral” means the Borrower Collateral and the Pledged Interests.

“Contingent Obligation” means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to (i) any indebtedness, lease, dividend, letter of credit or other obligation of another; (ii) any obligations with respect to undrawn letters of credit, corporate credit cards, or merchant services issued or provided for the account of that Person; and (iii) all obligations arising under any agreement or arrangement designed to protect such Person against fluctuation in interest rates, currency exchange rates or commodity prices; provided, however, that the term “Contingent Obligation” shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determined amount of the primary obligation in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by Bank in good faith.

“Date of Determination” shall mean the last day of each calendar quarter during the term of the Loan, commencing June 30, 2013.

“Debt Service” means the aggregate interest, fixed principal, and other payments due under this Agreement for the period of time for which calculated. The foregoing calculation shall exclude payments applied to escrows or reserves required by Bank.

“Debt Service Coverage Ratio” shall mean, with respect to any Date of Determination, the ratio calculated by Borrower and approved by Bank in its reasonable discretion of Net Operating Income to Debt Service, in each case in respect of the Project for the quarter ending on such Date of Determination.

“Debt Service Remargin Payment” means as set forth at Section 6.9 (Debt Service Coverage Ratio).

“Default” means any event or condition that, with the giving of notice or the lapse of time, or both, would constitute an Event of Default.

“Direct Deposit Account” means a deposit account established and maintained with Bank, account number 0102536331, in the name of PH1, for the benefit of Bank, from which the Borrower shall have no right to make withdrawals other than as expressly provided in this Agreement.

“Distributor” means Fayetteville Public Utilities.

“Draw Period” means the period commencing on the Closing Date and ending on (and including) the date sixty (60) days thereafter.

“Environmental Attributes” means the characteristics of electric power generation at the Project that have intrinsic value, separate and apart from the generated energy, arising from the perceived environmental benefits of the Project or energy generated at the Project, including (i) all environmental and other attributes that differentiate the Project or energy generated at the Project from energy generated by fossil-fuel based generation units, fuels or resources, (ii) characteristics of the Project that may result in the avoidance of environmental impacts on air, soil or water, such as the absence of emission of any oxides of nitrogen, sulfur or carbon or of mercury, or other gas or chemical, soot, particulate matter or other substances attributable to the Project, or (iii) the compliance of the Project or energy generated at the Project with the law, rules and standards of the United Nations Framework Convention on Climate Change (the “UNFCCC”) or the Kyoto Protocol to the UNFCCC or any successor laws, rules or standards or crediting “early action” with a view thereto.

“Environmental Incentives” means all rights, credits (including tax credits), rebates, benefits, reductions, offsets, and allowances and entitlements of any kind, howsoever entitled or named (including carbon credits and allowances), whether arising under existing or future federal, state or local law, international treaty, trade association membership or the like, arising from the Environmental Attributes of the Project or the energy generated at the Project or otherwise from the development or installation of the Project or the production, sale, purchase, consumption or use of the energy generated at the Project. Without limiting the forgoing, “Environmental Incentives” solar renewable energy credits (SRECs), green tags, renewable energy credits, tradable renewable certificates, portfolio energy credits, the right to apply for (and entitlement to receive) incentives under any demand-side management or energy efficiency programs offered by a utility company, a third-party provider, or other incentive programs offered by the state and the right to claim federal income tax credits, if applicable.

“EPC Agreements” means, collectively, (i) that certain Engineering Procurement and Construction (EPC) Contract between LF1 and Vis Solis dated August 31, 2011, (ii) that certain Engineering Procurement and Construction (EPC) Contract between LF2 and Vis Solis dated August 31, 2011, (iii) that certain Engineering Procurement and Construction (EPC) Contract between LF3 and Vis Solis dated August 31, 2011 and (iv) that certain Engineering Procurement and Construction (EPC) Contract between LF4 and Vis Solis dated August 31, 2011.

“Equipment” means machinery, equipment, tenant improvements, furniture, fixtures, vehicles, tools, parts and attachments, including all “equipment”, as defined in the Code.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

“Event of Default” has the meaning assigned in Article 8 (Events of Default).

“Fixed Rate” means a fixed rate of interest per annum equal to seven and one half percent (7.5%).

“GAAP” means generally accepted accounting principles as in effect from time to time.

“Ground Leases” means, collectively, (i) that certain Photovoltaic System Ground Lease Agreement dated as of August 31, 2011, between William Barry Brown, Jr., an individual, and LF1 (ii) that certain Photovoltaic System Ground Lease Agreement dated as of August 31, 2011, between William Barry Brown, Jr., an individual, and LF2, (iii) that certain Photovoltaic System Ground Lease Agreement dated as of August 31, 2011, between William Barry Brown, Jr., an individual, and LF3 and (iv) that certain Photovoltaic System Ground Lease Agreement dated as of August 31, 2011, between William Barry Brown, Jr., an individual, and LF4.

“Indebtedness” means (a) indebtedness for borrowed money or the deferred purchase price of property or services, including reimbursement and other obligations with respect to surety bonds and letters of credit, (b) obligations evidenced by notes, bonds, debentures or similar instruments, (c) all capital lease obligations, (d) obligations in respect of any preferred equity interest subject to mandatory redemption, and (e) Contingent Obligations.

“Insolvency Proceeding” means any proceeding commenced by or against any Person under any provision of the United States Bankruptcy Code, as amended, or under any other bankruptcy or insolvency law, including assignments for the benefit of creditors, formal or informal moratoria, compositions, extension generally with its creditors, or proceedings seeking reorganization, arrangement, or other relief.

“Insolvent” means, with respect to any Person, (i) that the sum of such Person’s debts is greater than all of such Person’s assets, at a fair valuation, exclusive of (a) any assets transferred, concealed, or removed with intent to hinder, delay or defraud creditors of such Person, or (b) any assets that have been transferred in a manner making the transfer voidable under any applicable state or federal bankruptcy, liquidation, conservatorship, assignment for the benefit of creditors, moratorium, rearrangement, receivership, reorganization or similar debtor relief law, or (ii) that such Person admits in writing its inability to pay, or fails to pay, its debts generally as such Person’s debts become due.

“Investment” means any beneficial ownership (including stock, partnership interests, membership interests or other securities) in any Person, or any loan, advance or capital contribution to any Person.

“IRC” means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

“Leasehold Deed of Trust” means the Leasehold Deed of Trust, Assignment of Rents and Leases, Security Agreement and Fixture Filing, executed by each Borrower on or about the same day hereof, which grants in trust to the trustee thereunder such Borrower’s right title and interest in each applicable Ground Lease for the benefit of Bank, as security for the obligations under the Loan Documents.

“Leasehold Interest” means the right, title, and interest of Borrower in the Project Site created pursuant to the Ground Leases.

“LF1” means as defined in the preamble of this Agreement. Its organizational identification number issued by its state of formation is 666518.

“LF2” means as defined in the preamble of this Agreement. Its organizational identification number issued by its state of formation is 666521.

“LF3” means as defined in the preamble of this Agreement. Its organizational identification number issued by its state of formation is 666523.

“LF4” means as defined in the preamble of this Agreement. Its organizational identification number issued by its state of formation is 666524.

“Lien” means any assignment (including an assignment for security purposes), mortgage or deed of trust encumbering an interest in real property, lien, charge, pledge, security interest or other encumbrance on property.

“Loan” means, collectively, the Advances outstanding from time to time.

“Loan Documents” means, collectively, this Agreement, and any other agreement entered into in connection with this Agreement (other than the Project Contracts), all as amended or extended from time to time.

“Material Adverse Effect” means a material adverse effect on (a) the business operations, condition (financial or otherwise) or prospects (on or before the Maturity Date) of Borrower or Sponsor (b) the ability of Borrower to repay the Obligations or otherwise perform its obligations under the Loan Documents and Project Contracts to which it is a party, (c) the ability of any Borrower to perform its obligations under the Loan Documents or the Project Contracts to which it is a party, (d) the validity or enforceability of, any Borrower’s rights under, any Project Contract, or (e) the priority of Bank’s security interests in the Collateral.

“Maturity Date” means, the date which is four (4) years following the Advance Date.

“Memorandum of Leasehold Interest” with respect to a Ground Lease, a memorandum of lease setting forth the material terms of the Ground Lease, in form and substance (a) suitable for recording, (b) sufficient, upon recordation, to give constructive notice of the existence of the Ground Lease, and (c) otherwise reasonably satisfactory to Bank.

“Module Reserve Required Balance” means as defined at Section 2.9(a) (Module Reserve).

“Monthly Payment Date” means the fifth (5th) calendar day of each month, commencing with the fifth (5th) day of the month following the initial Advance provide that if the fifth calendar day of the month is not a Business Day, then it shall be the next calendar day that is a Business Day.

“Negotiable Collateral” means, with respect to any Person, all letters of credit of which that Person is a beneficiary, all notes, drafts, instruments, securities, documents of title, and chattel paper in which that Person has an interest, and that Person’s Books relating to any of the foregoing.

“Net Operating Income” means, with respect to any period of time, the amount obtained by subtracting actual Operating Expenses from Operating Revenues calculated by Borrower and approved by Bank in its reasonable discretion.

“Obligations” means, unless otherwise specified, all debt, principal, interest, Bank Expenses and other amounts owed to Bank by Borrower pursuant to this Agreement or any other Loan Document, whether absolute or contingent, due or to become due, now existing or hereafter arising, including any interest that accrues after the commencement of an Insolvency Proceeding.

“OFAC” means the Office of Foreign Asset Control of the Department of the Treasury of the United States of America.

“Operating Expenses” means, with respect to any period of time, the total of all expenses, computed in accordance with GAAP, of whatever kind relating to the ownership, operation, maintenance or management of the Project, including utilities, ordinary repairs and maintenances, insurance premiums, ground rents, if any, license fees, payroll and related taxes, and, to the extent approved by Bank in its sole discretion, management fees, expenses for operational equipment or other lease payments and capital expenditures, but specifically excluding depreciation and amortization, accretion for removal obligations, income taxes and debt service on the Loan.

“Operating Revenue” means, with respect to any period of time, all income, computed in accordance with generally accepted accounting principles, from the ownership and operation of the Project from whatever source, including rents, utility charges, escalations, service fees or charges, license fees, but excluding sales, use and occupancy or other taxes on receipts required to be accounted for by Borrower to any governmental authority, refunds, uncollectible accounts, sales of fixtures and equipment, interest income, condemnation awards, insurance proceeds (other than business interruption or other loss of income insurance), and non- recurring or extraordinary income.

“O&M Agreements” means, collectively, (i) that certain Operating and Maintenance Agreement between LF1 and Vis Solis dated November 2, 2011, (ii) that certain Operating and Maintenance Agreement between LF2 and Vis Solis dated November 2, 2011, (iii) that certain Operating and Maintenance Agreement between LF3 and Vis Solis dated November 2, 2011 and (iv) that certain Operating and Maintenance Agreement between LF4 and Vis Solis dated November 2, 2011.

“Periodic Payments” means all installments or similar recurring payments that Borrower may now or hereafter become obligated to pay to Bank pursuant to the terms and provisions of the Loan Documents.

“Permitted Indebtedness” means:

(a)           Indebtedness of Borrower in favor of Bank arising under this Agreement or any other Loan Document; and

(b)           Indebtedness of Borrower existing on the Closing Date and listed as Permitted Indebtedness in Schedule 5 (Schedule of Exceptions).

“Permitted Investments” means:

(a)           Investments existing on the Closing Date and listed as Permitted Investments in Schedule 5 (Schedule of Exceptions); and

(b)           monies on deposit in the Cash Collateral Account or Direct Deposit Account; and

(c)           (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency or any State thereof maturing within one (1) year from the date of acquisition thereof, (ii) commercial paper maturing no more than one (1) year from the date of creation thereof and currently having a rating of at least A-2 or P-2 from either Standard & Poor’s Corporation or Moody’s Investors Service, (iii) certificates of deposit maturing no more than one (1) year from the date of investment therein issued by Bank and (iv) Bank’s money market accounts.

“Permitted Liens” means:

(a)           any Liens (i) existing on the Closing Date and listed as Permitted Liens in Schedule 5 (Schedule of Exceptions) or (ii) arising under this Agreement or the other Loan Documents;

(b)           Liens for taxes, fees, assessments or other governmental charges or levies, either not delinquent or being contested in good faith by appropriate proceedings, provided such Liens have no priority over any of Bank’s Liens;

(c)           Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in the immediately foregoing clauses (a) and (b), provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase; and

(d)           easements, zoning restrictions, rights-of-way or other encumbrances on real property imposed by law or arising in the ordinary course of business that do not materially interfere with the ordinary conduct of business of the Borrower or the development, construction or operation of the Project or otherwise interfere with or impair the value of any Collateral for the Loan.

“Person” means any individual, sole proprietorship, partnership, limited liability company, joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, firm, joint stock company, estate, entity or governmental agency.

“PH1” means as defined in the preamble of this Agreement. Its organizational identification number issued by its state of formation is 637347.

“Pledged Interests” means, the ‘Collateral’ as defined in the Pledge Agreement.

“Power Purchase Agreements” means, collectively, (i) the Generation Partners Expanded Pilot Participation Agreement entered into October 12, 2010 among LF1 (as successor in interest to Danielle Brown, an individual), Distributor and TVA, (ii) the Generation Partners Expanded Pilot Participation Agreement entered into October 12, 2010 among LF2 (as successor in interest to Danielle Brown, an individual), Distributor and TVA, (iii) the Generation Partners Expanded Pilot Participation Agreement entered into October 12, 2010 among LF3 (as successor in interest to Danielle Brown, an individual), Distributor and TVA and (iv) the Generation Partners Expanded Pilot Participation Agreement entered into October 12, 2010 among LF4 (as successor in interest to Danielle Brown, an individual), Distributor and TVA.

“Prepayment Notice” means as defined at Section 2.3(d)(i) (Prepayments).

“Project” means the ownership and operation of the Solar Electric Facilities, located at the Project Sites on property leased under the Ground Leases.

“Project Cash Flow” means all cash receipts of Borrower from any sources whether from the operation of the Project or otherwise, including all income and proceeds generated or otherwise received from the Project, including all payments for power but excluding Advance proceeds.

“Project Contracts” means all agreements required for, or entered into in connection with, the Project, including the Power Purchase Agreements and the related interconnection agreements, O&M Agreements, EPC Agreements, Ground Leases, and all other agreements relating to the development, construction, ownership, use and operation of the Project, including, all performance guaranties and other warranties (including any such warranties provided by way of insurance) required to be obtained with respect to the Project, all guaranties of the obligations of any party (other than Bank) under any other Project Contract and any and all interconnection agreements, equipment supply contracts, purchase agreements, administrative service agreements, and technology license agreements relating to the Project.

“Project Proforma” means the project budget delivered to Bank on June 13, 2013.

“Project Site” means the real property described in detail in the Ground Leases, owned by Danielle Brown, an individual, and leased to LF1, LF2, LF3, and LF4 under the Ground Leases.

“Purchase and Sale Agreement” means that certain Purchase and Sale Agreement by and among Sponsor, Vis Solis, and AstroSol, Inc., a Tennessee corporation, dated as of December 31, 2012, as amended on February 14, 2013 and on April 15, 2013.

“Responsible Officer” means (a) with respect to any Person that has officers, each of the ‘Chief Executive Officer,’ the ‘Chief Operating Officer,’ the ‘Chief Financial Officer’ and the ‘Controller’ of such Person, and (b) with respect to any Person that does not have officers, the manager of such Person, the managing member of such Person, or each of the ‘Chief Executive Officer,’ the ‘Chief Operating Officer,’ the ‘Chief Financial Officer’ and the ‘Controller’ of the Person that both (i) has officers and (ii) controls such Person either directly or through the least number of Subsidiaries.

“Schedule of Exceptions” means the schedule of exceptions attached at Schedule 5.

“Sponsor” means Principal Solar, Inc., a Delaware corporation.

“Solar Electric Facilities” means the solar modules, inverters, monitoring systems, tracking systems, mounting systems, and other balance of system items used for the production of electrical energy and located on the Project Sites.

“Sponsor Deposit Account” means as defined at Section 2.12 (Sponsor Deposit Account).

“Sponsor Guaranty” means the unsecured guaranty by Sponsor of the Obligations in favor of Bank.

“Pledge Agreement” means that certain Pledge Agreement executed by Sponsor, Vis Solis and AstroSol, Inc., a Tennessee corporation, in favor of Bank, pledging all right, title and interest of all membership interests of PH1.

“Subsidiary” means, with respect to any Person, any other Person in which (a) any general partnership interest or managing membership interest, or (b) more than 50% of the stock or other units of ownership which by the terms thereof has the ordinary voting power to elect the board of directors or equivalent governing body of such other Person, at the time as of which any determination is being made, is owned by such Person, either directly or through one or more Affiliates of such Person.

“Third-Party Consents” means those agreements, in a form and substance acceptable to the Bank, entered into between one of LF1, LF2, LF3 and LF4 and the relevant counterparty or counterparties to the Power Purchase Agreements, EPC Agreements, O&M Agreements, and Ground Leases, pursuant to which such counterparty or counterparties (1) provides its written consent to each security interest granted in respect of such relevant agreement and subsequent enforcement of such security interest, by or on behalf of the Bank, (2) agrees to make all payments due to the Borrower under the relevant agreement to the Cash Collateral Account, (3) represents and warrants that it has not received any other notice regarding an equivalent security interest of a third party in respect of the relevant agreement, and that it has not consented to any other security interest other than the security interest granted pursuant to this Agreement, and (4) provides its written agreement to refuse to consent to any such other security interest in respect of the relevant agreement, to comply with notices given by, and accept performance of the Bank or any delegate appointed by Bank following notice by the Bank that an Event of Default has occurred.

“TVA” means Tennessee Valley Authority, a corporation owned by the United States government.

“Vis Solis” means vis solis, Inc., a Tennessee corporation.

1.2           Accounting Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP and all calculations made hereunder shall be made in accordance with GAAP. When used herein, the terms “financial statements” shall include the notes and schedules thereto.

1.3           Construction. Terms used in the singular shall apply to the plural, and vice versa, as the context requires; likewise, masculine, feminine and neuter genders shall be interchangeable as the context requires. Except where the context requires otherwise, the use of the disjunctive term “or” does not imply an exclusion of the conjunctive, i.e., “or” shall have the same meaning as the expression “and/or.” “Including” shall be understood to mean “including without limitation”. Headings and section titles are for convenience of reference only and shall not be given effect in construing the provisions of this Agreement. The words “hereto”, “herein”, “hereof”, and “hereunder” and words of similar import when used in any Loan Document shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof. Unless the context requires otherwise, references in a Loan Document to an Article, Section, Schedule, or Exhibit, mean an Article, Section, Schedule or Exhibit of or to that Loan Document. Each reference to a Loan Document or any other agreement or record shall mean such Loan Document or other agreement or record as from time to time extended, modified, renewed, restated, reaffirmed, supplemented or otherwise amended (subject to any restrictions on such amendments set forth herein or in any other Loan Document). Unless otherwise provided, all references to statutes and related regulations shall include any amendments thereof and any successor statutes and regulations.

2.          LOAN AND TERMS OF PAYMENT.

2.1           Promise to Pay.

(a)           Borrower promises to pay to the order of Bank, in lawful money of the United States of America, the aggregate unpaid principal amount of the Loan. Borrower also promises to pay interest on the aggregate unpaid principal amount of the Loan at the rate or rates determined in accordance with the terms hereof and all fees and expenses provided for herein.

(b)           Each of PH1, LF1, LF2, LF3 and LF4 jointly and severally undertake all Obligations and other obligations of the Borrower provided hereunder and under any other Loan Document or arising in connection hereto or thereto.

2.2           Advances.

(a)           Subject to and upon the terms and conditions of this Agreement, Bank agrees to make an Advance to Borrower during the Draw Period, up to an aggregate outstanding principal amount not to exceed $5,050,000 (such amount, the “Commitment”).

(b)           General Provisions Regarding Advances.

(i)            The Advance shall be made no later than five Business Days after Bank’s receipt of a properly issued Advance Request requesting such Advance. No Advance shall be made on any day other than a Business Day.

(ii)           Subject to Section 2.3(c)(vi) (Payments), Advances shall be deposited into the Direct Deposit Account.

(iii)          The obligation of Bank to issue an Advance is subject to and conditioned upon the prior or contemporaneous satisfaction of the conditions precedent set forth or referenced at Article 3 (Conditions Precedent to Advance).

(iv)           No portion of the Loan, once repaid, may be reborrowed.

2.3           Interest Rates, Payments, and Calculations.

(a)           Interest Rate. Except as set forth in Section 2.3(b) (Late Fee; Default Rate), the outstanding principal of the Loan shall bear interest, on the outstanding daily balance thereof, at the Fixed Rate. Interest shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

(b)           Late Fee; Default Rate. If any payment (other than the balloon payment due on the Maturity Date or any earlier acceleration of the Loan) is not made within fifteen (15) days after the date such payment is due, Borrower shall pay Bank a late fee equal to the lesser of (i) five percent (5%) of the amount of such unpaid amount, and (ii) the maximum amount permitted to be charged under applicable law. All Obligations shall bear interest, from and after the occurrence and during the continuance of an Event of Default, at a rate equal to 500 basis points above the interest rate that would have been applicable absent the existence of an Event of Default.

(c)           Payments.

(i)             Interest in respect of the Loan shall be due and payable in arrears on each Monthly Payment Date.

(ii)           Principal shall be due and payable quarterly, on the first Monthly Payment Date that occurs after the end of each calendar quarter, beginning on June 30, 2013, and in accordance with Schedule 4 (Principal Repayment Schedule).

(iii)          The Borrower shall pay all outstanding principal of and interest on the Loan, together with all other amounts then payable hereunder and not yet paid on the Maturity Date.

(iv)           At Bank’s sole option, any payments or other amounts not paid when due (including any Bank Expenses) shall be added to principal and shall thereafter accrue interest, until paid, at the rate then applicable hereunder.

(v)            All payments shall be free and clear of any taxes, withholdings, duties, impositions or other charges, to the end that Bank will receive the entire amount of any Obligations payable hereunder, regardless of source of payment. Subject to Section 2.3(c)(vi) (Payments), all payments hereunder shall be made via automatic debit from the Cash Collateral Account.

(vi)           Bank is hereby authorized, on the Advance Date, to include as part of the Advance, and to withhold and credit to the full payment of (i) the commitment fee provided for in Section 2.5(a) (Commitment Fee), (i) if applicable, the extended commitment fee provided for in Section 2.5(b) (Extended Commitment Fee), (iii) the underwriting fee provided for in Section 2.5(c) (Underwriting Fee), and (iv) all Bank Expenses incurred through the Closing Date, including reasonable attorneys’ fees and expenses, as provided for in Section 2.5(e) (Bank Expenses).

(vii)          The Bank is hereby further authorized, but is not obligated, to effect Advances in respect of interest, fees, and (if any), and Bank Expenses due and payable without regard to the satisfaction, or failure of satisfaction, of the conditions precedent applicable to Advances generally and without impairing Bank’s right to require the satisfaction of all such conditions with respect to all other Advances.

(viii)         Notwithstanding the foregoing, if at any time the aggregate amount of the outstanding Advances exceeds the Commitment, Borrower shall immediately pay to Bank, in cash, the amount of such excess.

(d)           Prepayments.

(i)            At any time prior to the Maturity Date, Borrower may prepay all or a portion of the Obligations upon delivering to Bank a notice of intent to prepay (“Prepayment Notice”), specifying the date on which Borrower shall repay all of the Obligations, which shall be no sooner than thirty (30) days after the delivery date of the Prepayment Notice.

(ii)           If Borrower prepays all or part of the Loan, Borrower shall pay to Bank a prepayment fee equal to (A) seven percent (7%) of the principal amount prepaid if the prepayment is completed within one year of the Advance Date, (B) six percent (6%) of the principal amount prepaid if the prepayment is completed after one year and within two years of the Advance Date, (C) five percent (5%) of the principal amount prepaid if the prepayment is completed after two years and within three years of the Advance Date and (D) zero percent (0%) if the prepayment is completed after three years of the Advance Date.

2.4           Crediting Payments. Notwithstanding anything to the contrary contained herein, any wire transfer or payment received by Bank after 12:00 noon Pacific time shall be deemed to have been received by Bank as of the opening of business on the immediately following Business Day. Whenever any payment to Bank under the Loan Documents would otherwise be due (except by reason of acceleration) on a date that is not a Business Day, such payment shall instead be due on the next Business Day, and additional fees or interest, as the case may be, shall accrue and be payable for the period of such extension. Except as otherwise expressly provided in this Agreement, payments shall be applied to the Obligations in such order as Bank shall determine in its sole and absolute discretion.

2.5           Fees; Bank Expenses. Borrower shall pay to Bank the following:

(a)           Commitment Fee. On the Closing Date, a fee equal to one percent (1%) of the Commitment, which is fully earned and nonrefundable;

(b)           Extended Commitment Fee. If the Borrower does not submit an Advance Request for the Advance to be made (in consideration of the requirements of Section 2.2(b) (General Provisions Regarding Advances) before sixty (60) days after the Closing Date; and if Bank grants a request by Borrower to extend the Draw Period, Borrower shall pay a fee equal to the Commitment multiplied by three and three quarters percent (3.75%) per annum for the actual number of days elapsed after such 60-day period until the Advance Date computed on the basis of a three hundred sixty (360) day year. Such fee shall be payable on the Advance Date.

(c)           Underwriting Fee. On the Closing Date, a fee equal to one and three-quarters percent (1.75%) of the amount of the Commitment, which is fully earned and nonrefundable;

(d)           Portfolio Management Assessment Fees. On the Advance Date and annually thereafter, an annual portfolio management assessment fee in the amount equal to the product of the Commitment multiplied by sixteen hundredths of one percent (0.16%), which is fully earned and nonrefundable;

 (e)           Bank Expenses. On the Closing Date, all Bank Expenses incurred through the Closing Date, including reasonable attorneys’ fees and expenses, and, after the Closing Date, all Bank Expenses, including reasonable attorneys’ fees and expenses, as and when they are incurred by Bank.

2.6           Term. This Agreement shall become effective on the Closing Date and, subject to Section 12.9 (Survival), shall continue in full force and effect for so long as any Obligations remain outstanding or Bank has any obligation to make Advances under this Agreement.

2.7           Establishment of Accounts. Bank shall establish and maintain at Bank the following accounts, in the name of Borrower or Borrower’s designee for the benefit of Bank:

(a)           the Cash Collateral Account; and

(b)           the Direct Deposit Account.

2.8           Deposits into the Cash Collateral Account. Borrower shall deposit or cause to be deposited all Project Cash Flow into the Cash Collateral Account. Borrower shall irrevocably instruct all parties at any time paying any amounts included within Project Cash Flow to make all payments of Project Cash Flow directly to Bank for deposit into the Cash Collateral Account. If, notwithstanding the foregoing, Borrower shall receive any Project Cash Flow not deposited into the Cash Collateral Account, Borrower shall immediately deliver such amounts in the exact form received (duly indorsed, if appropriate, in a manner satisfactory to the Bank) to the Bank, and the Bank shall deposit such amounts into the Cash Collateral Account. Bank shall have the right to receive all Project Cash Flow directly from the Persons owing the same. All Project Cash Flow received by or on behalf of Bank shall be deposited into the Cash Collateral Account.

2.9           Module Reserve.

(a)   Unless the Solar Module Warranty is modified in writing in accordance with the changes set forth at Exhibit D (Module Warranty Amendments), Borrower shall at all times maintain in the Cash Collateral Account a balance equal to or exceeding the product of 150,000 (which is five percent of 3,000,000 watts dc, i.e., the aggregate system nameplate capacity) times the average price per watt of silicon solar modules in the United States as reported by PV Insights (http://pvinsights.com/index.php) or if PV Insights no longer publishes such information, as Bank shall reasonably determine (the “Module Reserve Required Balance”). As of the Closing Date, the average price per watt of silicon solar modules in the United States is deemed to be $0.73 (73 cents) and the Module Reserve Required Balance is $108,000 (one hundred and eight thousand). The average price per watt of silicon solar modules in the United States for the purpose of calculating the Module Reserve Required Balance shall be updated from time to time at the request of Bank.

(b)            On the Advance Date, Bank shall transfer from the Direct Deposit Account to the Cash Collateral Account funds equal to the Module Reserve Required Balance.

2.10         Transfers from the Cash Collateral Account.

(a)            On each Monthly Payment Date, Bank shall disburse, from funds available in the Cash Collateral Account, to Bank toward settlement of:

(i)             first, all accrued interest payable pursuant to 2.3(c)(i) (Payments) and 2.3(c)(iii) (Payments);

(ii)           second, to the extent of any available balance in the Cash Collateral Account after the application of Section 2.10(a)(i) (Transfers from the Cash Collateral Account), all principal that is repayable pursuant to Sections 2.3(c)(ii) (Payments) and 2.3(c)(iii) (Payments); and

(iii)          third, to the extent of any available balance in the Cash Collateral Account after the application of Section 2.10(a)(ii) (Transfers from the Cash Collateral Account), all other Obligations and other payment obligations of the Borrower

(including without limitation pursuant to Section 2.5 (Fees; Bank Expenses)) due and payable to the Bank.

(b)           On each Monthly Payment Date, to the extent of any available balance in the Cash Collateral Account that exceeds the Module Reserve Required Balance after the application of Section 2.10(a)(iii) (Transfers from the Cash Collateral Account), Bank shall transfer an amount equal to the next month’s Approved Costs to the Direct Deposit Account.

(c)           Upon written request from Borrower made no later than three Business Days in advance, on the first Monthly Payment Date when each of the following conditions are satisfied and quarterly thereafter (on each fourth successive Monthly Payment Date), Bank shall transfer to the Direct Deposit Account funds that remain in the Cash Collateral Account after the application of Section 2.10(b) (Transfers from the Cash Collateral Account) only if:

(i)             there does not exist a Default or Event of Default;

(ii)           all Approved Costs and all of its other costs and expenses (if any) which are then due and payable have been paid;

(iii)          Borrower has completed at least one year of successful operations during which Debt Service Coverage Ratio equaled or exceeded 1.15 for four consecutive quarters and the most recent Debt Service Coverage Ratio equaled or exceeded 1.10. The Debt Service Coverage Ratio shall be determined based on the information contained in the most current financial reporting, including that provided pursuant to Section 6.3(a)(i) (Financial Statements, Reports, Certificates); and

(iv)           TVA shall have provided written confirmation to Bank that the duration of each Power Purchase Agreement has been extended for at least five years at rates that are satisfactory to the Bank or otherwise provides assurance to Bank that Borrower has legal or contractual entitlements with respect to future electric power production that is sufficient to repay or refinance the Loan on or before the Maturity Date.

2.11         Transfers from the Direct Deposit Account.

(a)           On the Advance Date, upon confirmation by Bank of the satisfaction of conditions to Closing (as defined in the Purchase and Sale Agreement) as set forth in article 6 of the Purchase and Sale Agreement and simultaneous to the transfer of the balance of the Sponsor Deposit Account pursuant to Section 2.12 (Sponsor Deposit Account), Bank shall transfer from the Direct Deposit Account all Advance proceeds other than (i) an amount equal to the Module Reserve Required Balance which is to be deposited in the Cash Collateral Account pursuant to Section 2.9(b) (Module Reserve). and (ii) and applied in settlement of Fees and Bank Expenses to the account instructed by Borrower.

(b)           If on any Monthly Payment Date sufficient funds are not available in the Cash Collateral Account to pay for interest, principal, and other Obligations, Bank may in its sole discretion apply funds available in the Direct Deposit Account in settlement therefor.

(c)           So long as no Event of Default or Default has occurred and is continuing, Borrower may pay Approved Costs from available funds in the Direct Deposit Account.

(d)           So long as no Event of Default or Default has occurred and is continuing, Borrower may transfer funds to Sponsor as a distribution of profit or dividend.

2.12         Sponsor Deposit Account. Borrower shall cause Sponsor to open an account at Bank (the “Sponsor Deposit Account”) for the receipt by Sponsor of a capital contribution from Steuben Investment Company II, L.P. Upon the receipt of instructions from Sponsor, simultaneous to the transfer of Advance proceeds to the account instructed by Borrower pursuant to Section 2.11(a) (Transfers from the Direct Deposit Account) Bank shall transfer the balance of the Sponsor Deposit Account to the same account.

3.          CONDITIONS PRECEDENT TO ADVANCE.

3.1           Conditions Precedent to Advance. The obligation of Bank to make the Advance is subject to the following conditions:

(a)           all conditions identified on Schedule 2 (Conditions Precedent to Advance) shall have been satisfied or waived and Bank shall have received satisfactory evidence of same including each of the documents identified thereon, fully executed and in form and substance satisfactory to Bank in all respects;

(b)           the representations and warranties contained in Article 5 (Representations and Warranties) must be true and correct on and as of the Closing Date, the date of the Advance Request and on the effective date of the Advances;

(c)           no Default or Event of Default shall have occurred and be continuing, or would exist after giving effect to such Advances.

3.2           Repeating Representations. The submission of an Advance Request and the disbursement of the Advance shall be deemed to be a representation and warranty by Borrower on the date of such Advance as to the accuracy of the facts referred to in Section 3.1 (Conditions Precedent to Advance).

4.          CREATION OF SECURITY INTEREST.

4.1           Grant of Security Interest. Borrower hereby grants and pledges to Bank a continuing security interest in all of its right, title and interest in all Borrower Collateral to secure the prompt payment by Borrower of any and all Obligations and the prompt performance by Borrower of each of its covenants and duties under the Loan Documents.

4.2           Delivery of Additional Documentation Required. Borrower shall from time to time execute and deliver to Bank, at the request of Bank, all Negotiable Collateral, all financing statements and other documents that Bank may request, in form satisfactory to Bank, to perfect and continue the perfection of Bank’s security interests in the Collateral or otherwise to protect its rights in the Borrower Collateral or in order to fully consummate all of the transactions contemplated under the Loan Documents. Without limiting the generality of the foregoing:

(a)           Borrower shall, promptly upon obtaining any interest in a letter of credit, deliver to Bank physical possession of all such original letters of credit issued to Borrower on behalf of any third party and, upon request by Bank, shall either assign the proceeds of such letter of credit to Bank pursuant to documentation reasonably acceptable to Bank, or (if permitted under the terms of such letter of credit) transfer such letter of credit to Bank pursuant to documentation reasonably acceptable to Bank.

(b)           Borrower shall, promptly after Borrower enters into any additional Project Contract, deliver or cause to be delivered a true and correct copy thereof to Bank, and, upon Bank’s request, shall obtain and deliver to Bank such collateral assignments of Borrower’s rights thereunder, and such Third-Party Consents, as Bank may reasonably request in order to protect Bank’s rights with respect thereto.

(c)           Borrower shall give Bank prompt written notice of becoming aware of any commercial tort claim to which Borrower acquires rights, describing such commercial tort claim in reasonable detail (and such notice shall constitute a grant by Borrower to Bank of a security interest in such commercial tort claim, as security for the Obligations).

(d)           Borrower hereby authorizes Bank to file financing statements in all applicable filing offices (i) indicating the Borrower Collateral (A) as all assets of Borrower (or words of similar effect), or (B) as being of an equal or lesser scope or with greater detail, and (ii) containing any other information required by part 5 of Article 9 of the Code. Borrower shall execute, obtain, deliver and (if applicable) file or record all financing statements, correction statements and notices, and, at Bank’s request, use commercially reasonable efforts to obtain consents, control agreements, landlords’ waivers, acknowledgments and other documents (including, assignments of rights under Project Contracts), and take all other actions that Bank may deem necessary or advisable to perfect or protect Bank’s security interest in the Borrower Collateral against the interests of third parties. Borrower agrees to pay, on demand, all Bank Expenses (including taxes and fees) payable in connection with any such filings, recordings, notices or other actions.

4.3           Right to Inspect. Bank (through any of its officers, employees, or agents) shall have the right, upon reasonable prior notice, from time to time during Borrower’s usual business hours but no more than once a year (unless an Event of Default has occurred and is continuing), to inspect Borrower’s Books and to make copies thereof and to check, test, and appraise the Collateral in order to verify Borrower’s financial condition or the amount, condition of, or any other matter relating to, the Collateral. Borrower shall pay all Bank Expenses incurred in connection with activities permitted under this Section 4.3.

4.4           Memorandum of Leasehold Interest and Mortgage. Each Borrower other than PH1 shall appropriately record a Memorandum of Leasehold Interest and enter into a Leasehold Deed of Trust for the benefit of Bank.

5.          REPRESENTATIONS AND WARRANTIES.

Borrower represents and warrants as follows:

5.1           Due Organization and Qualification. Each Borrower Party is a corporation or limited liability company, as the case may be, duly existing and in good standing under the laws of its state of formation and is qualified and licensed to do business in any state in which the conduct of its business or its ownership of property requires that it be so qualified.

5.2           No Default. No material default exists under any Project Contract.

5.3           Due Authorization; No Conflict. The execution, delivery, and performance by each Borrower Party of the Loan Documents to which any of them is a party are within such Person’s powers, have been duly authorized, and are not in conflict with, and do not constitute a breach of any provision contained in, such Person’s Charter Documents, nor will they constitute a default or an event of default under any material agreement to which such Borrower Party is a party or by which such Borrower Party is bound. Neither Borrower nor Sponsor is in default under any material agreement to which it is a party or by which it is bound.

5.4           No Prior Encumbrances; Valid Security Interest. Borrower owns the sole, marketable, full and clear title to all of the existing Borrower Collateral free and clear of any Lien, other than Permitted Liens. Borrower has the right and power to grant a security interest in the Borrower Collateral to Bank, and such security interest constitutes the valid, binding and enforceable obligation of Borrower, enforceable against Borrower in accordance with the terms hereof and the other Loan Documents. The security interest granted to bank in the Borrower Collateral is and shall be prior to all other Liens in any Borrower Collateral.

5.5           Project Contracts; Customer Financial Information. The Project Contracts are in full force and effect in the forms presented to Bank, and such forms are true, complete and correct in all respects. Neither Borrower, nor, to Borrower’s knowledge, any other party to a Project Contract, is in default under any Project Contract. Borrower has delivered, or caused to be delivered, to Bank true and correct copies of all financial statements and other financial information delivered to any Borrower Party by Distributor or TVA.

5.6           Name; Location of Chief Executive Office. Except as disclosed in Schedule 5 (Schedule of Exceptions), Borrower has not done business under any name other than that specified on the signature page hereof. The name specified for Borrower on the signature page hereof is Borrower’s true legal name, and is the name specified for Borrower in its certificate of formation. Borrower is a limited liability company formed under the laws of the State of Tennessee, and has not become domesticated under the laws of any other jurisdiction. Borrower’s organizational identification number issued by its state of formation is as noted in Section 1.1 (Definitions). The principal place of business (or, if Borrower has more than one place of business, the chief executive office) of Borrower is located at the address indicated in Section 10 (Notices). Other than the Project and materials to be used in the construction, operation and maintenance of the Project, all Borrower’s Inventory, Equipment and Books are located only at the location set forth in Section 10 (Notices).

5.7           Litigation. Except as set forth in Schedule 5 (Schedule of Exceptions), there are no actions or proceedings pending by or against Borrower before any court or administrative agency in which an adverse decision could have a Material Adverse Effect.

5.8           No Material Adverse Change in Financial Condition. All consolidated and consolidating financial statements with respect to Borrower or Sponsor that Bank has received from any such Person fairly present in all material respects such Person’s financial condition as of the date thereof and such Person’s consolidated and consolidating results of operations for the period then ended. There has not been a material adverse change in (and no Material Adverse Effect has occurred with respect to) the consolidated or the consolidating financial condition of Borrower or Sponsor since the date of the most recent of such financial statements submitted to Bank. All projections delivered to Bank, when delivered, were (or will be) based on assumptions that the applicable Borrower Party believed (or believes) to be reasonable.

5.9           Solvency, Payment of Debts. Each of Borrower and each Borrower Party are solvent and able to pay its debts (including trade debts) as they mature.

5.10         Regulatory Compliance. Borrower has met the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA, and no event has occurred resulting from Borrower’s failure to comply with ERISA that could result in Borrower’s incurring any material liability. Borrower is not an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940. Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulations T and U of the Board of Governors of the Federal Reserve System). Borrower has complied with all the provisions of the Federal Fair Labor Standards Act. Borrower has not violated in any material respects any material statutes, laws, ordinances or rules applicable to it.

5.11         Environmental Condition. Except as disclosed in Schedule 5 (Schedule of Exceptions), none of the properties or assets of Borrower, or the properties or assets of any Subsidiary of any such Person, has ever been used by any such Person or, to the best of Borrower’s knowledge, by previous owners or operators, in the disposal of, or to produce, store, handle, treat, release, or transport, any hazardous waste or hazardous substance other than in accordance with applicable law; to the best of Borrower’s knowledge, no properties or assets of Borrower, and no properties or assets of any Subsidiary of any such Person, has ever been designated or identified in any manner pursuant to any environmental protection statute as a hazardous waste or hazardous substance disposal site, or a candidate for closure pursuant to any environmental protection statute; no Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owner by Borrower or any Subsidiary of any such Person; and neither Borrower, nor any Subsidiary of any such Person, has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal, state or other governmental agency concerning any action or omission by Borrower or any such Subsidiary resulting in the releasing, or otherwise disposing of hazardous waste or hazardous substances into the environment.

5.12         Taxes. Borrower and Sponsor has filed or caused to be filed all tax and informational returns required to be filed or extensions therefor, and has paid, or has made adequate provision for the payment of, all taxes reflected therein; provide that Borrower need not make a payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

5.13         Subsidiaries; Employees. Except as set forth in Schedule 5 (Schedule of Exceptions) Borrower does not own any stock, partnership interests or other equity securities of any Person. Borrower has no employees.

5.14         Government Consents. Borrower has obtained all material consents, approvals, permits, licenses, and authorizations of, made all declarations or filings with, and given all notices to, all governmental authorities that are necessary for either (a) the continued operation of the Borrower’s business as currently conducted, or (b) the ownership and operation of the Project.

5.15         Certain Project-Specific Representations. Each representation and warranty set forth on Schedule 3 is true and correct with respect to the Project.

5.16         Full Disclosure. No statement of fact made by Borrower or Sponsor in any Loan Document contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Borrower has no actual knowledge of a material fact that (a) has not been disclosed to Bank and (b) materially adversely affects, or could reasonably be expected to materially adversely affect, the property, the business, operations or condition (financial or otherwise) of Borrower or Sponsor.

5.17         OFAC. Neither Borrower nor any Borrower Party is (or will be) a Person with whom Bank is restricted from doing business under the regulations of OFAC (including, those Persons named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order (including, the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and is not and shall not engage in any dealings or transactions or otherwise be associated with such Persons. In addition, Borrower hereby agrees to provide to Bank any additional information that Bank deems necessary from time to time in order to ensure compliance with all applicable laws concerning money laundering and similar activities.

6.          AFFIRMATIVE COVENANTS.

Borrower shall do all of the following:

6.1           Good Standing. Borrower shall maintain, and shall cause each other Borrower Party to maintain, its corporate existence and good standing in its jurisdiction of organization and maintain qualification in each jurisdiction in which it is required to be so qualified under applicable law. Borrower shall maintain, and shall cause each other Borrower Party to maintain, in force all licenses, approvals and agreements, the loss of which could have a Material Adverse Effect.

6.2           Government Compliance. Borrower shall meet the minimum funding requirements of ERISA with respect to any employee benefit plans subject to ERISA. Borrower shall comply with all statutes, laws, ordinances and government rules and regulations to which it is subject, noncompliance with which could have a Material Adverse Effect.

6.3           Financial Statements, Reports, Certificates.

(a)           Borrower shall deliver (or cause to be delivered) the following to Bank:

(i)            as soon as available, but in any event within 30 days after the end of each calendar quarter, Borrower company-prepared consolidated balance sheets, income statements, and cash flow statements covering the operations of Borrower during such period, prepared in accordance with GAAP, consistently applied, in a form acceptable to Bank and certified by a Responsible Officer of Borrower;

(ii)           within 180 days after the end of Borrower’s fiscal year, commencing with the fiscal year ended December 31, 2013, company prepared balance sheets, income statements, and cash flow statements covering the operations of Borrower for such fiscal year, prepared in accordance with GAAP, consistently applied, and reviewed by a licensed certified public accountant;

(iii)          within 180 days after the end of Sponsor’s fiscal year, commencing with the fiscal year ended December 31, 2013, company prepared balance sheets, income statements, and cash flow statements covering the operations of Sponsor for such fiscal year, prepared in accordance with GAAP, consistently applied, and reviewed by a licensed certified public accountant;

(iv)           promptly upon receipt of notice thereof, a report of any legal actions pending or threatened against Borrower or Sponsor that could result in damages or costs to Borrower or Sponsor of Fifty Thousand Dollars ($50,000) or more;

(v)            as soon as available, but in any event within 45 days after the last day of each calendar quarter, a project statement, including schedule of payment and operating performance, with respect to the Project;

(vi)           monthly energy generation performance data for each Solar Electric Facility by Project Site and consolidated data for the Project using the same monitoring system as used by Borrower as disclosed to Bank prior to the Closing Date; and

(vii)          such budgets, sales projections, operating plans or other financial information as Bank may reasonably request from time to time.

(b)           Borrower shall deliver to Bank with its quarterly financial statements a Compliance Certificate signed by a Responsible Officer in substantially the form of Exhibit C.

(c)           Promptly after becoming aware of the existence of any Default or Event of Default, Borrower shall notify Bank thereof, and shall report to Bank what Borrower is doing, or proposes to do, to address the matter.

(d)           Promptly following receipt by Borrower of financial statements or other financial information with respect to the Customer, or as soon as any such financial statements become publically available, Borrower shall deliver (or cause to be delivered) a copy thereof to Bank.

(e)           Bank shall have a right from time to time hereafter to audit the Borrower Collateral, as well as the Project, at Borrower’s expense, provided that such audits will be conducted no more often than every twelve (12) months unless an Event of Default has occurred and is continuing.

6.4           Taxes. Borrower shall file all tax or informational returns or extensions therefor required to be filed. Borrower shall make due and timely payment or deposit of all material federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Bank, on demand, appropriate certificates attesting to the payment or deposit thereof; and Borrower will make timely payment or deposit of all material tax payments and withholding taxes required of it by applicable laws, including, but not limited to, those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Bank with proof satisfactory to Bank indicating that Borrower has made such payments or deposits; provided that Borrower need not make any payment if the amount or validity of such payment is contested in good faith by appropriate proceedings and is reserved against (to the extent required by GAAP) by Borrower.

6.5           Insurance.

(a)           Borrower, at its expense, shall keep the Borrower Collateral insured against loss or damage by such losses, and in such amounts, as are required under the Power Purchase Agreement, and, to the extent not specified in the Power Purchase Agreement, against fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses conducted in the locations where Borrower’s business is conducted. Borrower shall also maintain insurance relating to Borrower’s business, ownership and use of the Borrower Collateral in amounts and of a type that are customary to businesses similar to Borrower’s.

(b)           All such policies of insurance shall be in such form, with such companies, and in such amounts as are reasonably satisfactory to Bank. All such policies of casualty insurance shall contain a lender’s loss payable endorsement, in a form satisfactory to Bank, showing Bank as the payee thereof, and all liability insurance policies shall show the Bank as an additional insured. All such policies shall specify that the insurer must give at least 20 days’ notice to Bank before canceling its policy for any reason. Upon Bank’s request, Borrower shall deliver or cause to be delivered to Bank certified copies of such policies of insurance and evidence of the payments of all premiums therefor. All proceeds payable under any casualty policy shall be payable to Bank to be applied, at Bank’s option, on account of the Obligations.

6.6           Project Contracts. On or before the Closing Date, Borrower shall deliver to Bank true and complete copies of each of the fully-executed EPC Agreements, O&M Agreements, and each other Project Contract, in form and substance satisfactory to Bank in all respects. Borrower shall cause the Project Contracts (including all warranties in respect of the Project) to remain in full force and effect (other than the expiration, but not early termination, of a Project Contract in accordance with its terms), and shall enforce all of its rights under each of the Project Contracts and shall timely perform all of Borrower’s obligations under each Project Contract to which Borrower is a party.

6.7           Banking Relationship. Borrower shall use Bank for its primary banking needs, including any deposit or other accounts. Borrower shall deposit, or cause to be deposited, into a deposit account maintained by Borrower with Bank, within three days after Borrower’s receipt thereof, all payments received by Borrower in respect of any Account.

6.8           Further Assurances.

(a)           At any time and from time to time Borrower shall execute or otherwise authenticate, acknowledge (if applicable) and deliver such further instruments and other records, and take such further action (including for purposes of enforcing or realizing upon any and all warranties or guaranties with respect to any solar panel module, inverter or other Project component or Project Contract), as may reasonably be requested by Bank to effect the purposes of this Agreement or any other Loan Document.

(b)           No later than four months after the Closing Date, Borrower shall cause Danielle Brown and William Barry Brown (each the customer under two of the four certain Interconnection and Parallel Operation Agreements for Renewable Generation Operating Under Generation Partners Program, dated June 18, 2011, between such customer and Distributor, the “Interconnection Agreements”) to amend each Interconnection Agreement so as to identity LF1, LF2, LF3 or LF4, as applicable in respect of each Power Purchase Agreement, as a third party beneficiary of such Interconnection Agreement.

6.9           Debt Service Coverage Ratio. As of each Date of Determination, the Debt Service Coverage Ratio shall be not less than 1.10:1. If, as of any Date of Determination, Bank determines that the Debt Service Coverage Ratio is less than 1.10:1, Borrower shall upon written demand from Bank immediately pay to Bank for application to the outstanding principal balance of the Loan cash equal to the amount necessary to cause the Debt Service Coverage Ratio to equal 1.10:1 (the “Debt Service Remargin Payment”).

7.          NEGATIVE COVENANTS.

Borrower shall not do any of the following:

7.1           Dispositions; Distributions.

(a)           Convey, sell, lease, transfer or otherwise dispose of (collectively, a “Transfer”), or permit any of its Subsidiaries to Transfer, all or any part of the Borrower Collateral, other than Transfers of worn-out or obsolete Equipment that was not financed by Bank.

(b)           Declare or pay, in money or other property, any dividend or other distribution in respect of equity interests in Borrower other than as set forth in Section 2.11(d) (Transfers from the Direct Deposit Account).

7.2           Changes to Project Contracts; Other Documents. Except with Bank’s prior written consent, (a) terminate, amend, supplement or otherwise modify, or waive any material right under, any Project Contract; or (b) enter into any additional Project Contract.

7.3           Accounts. Borrower shall not open or maintain any bank accounts other than as required by Section 2.7 (Establishment of Accounts).

7.4           Change in Control; Change of Organization.

(a)           Suffer or permit a Change in Control; or without thirty (30) days prior written notification to Bank.

(b)           Relocate its state of organization, change the type of entity it is or change its legal name.

7.5           Mergers or Acquisitions. Merge or consolidate with or into any other business organization.

7.6           Subsidiaries; Assets. Acquire an interest in any Person or acquire any assets not incidental to the ownership and operation of the Project.

7.7           Encumbrances; Indebtedness. Create, incur, assume or suffer to exist any Lien with respect to any Collateral (other than Permitted Liens), or assign or otherwise convey any right to receive income arising out of the Project, including the sale of any Accounts.

7.8           Transactions with Affiliates. Directly or indirectly enter into or permit to exist any material transaction between Borrower and any Affiliate of Borrower.

7.9           Compliance. Become an “investment company” or be controlled by an “investment company,” within the meaning of the Investment Company Act of 1940, or become principally engaged in, or undertake as one of its important activities, the business of extending credit for the purpose of purchasing or carrying margin stock, or use the proceeds of any Advance for such purpose. Fail to meet the minimum funding requirements of ERISA, permit a

Reportable Event or Prohibited Transaction, as defined in ERISA, to occur, fail to comply with the Federal Fair Labor Standards Act or violate any law or regulation, which violation could have a Material Adverse Effect, or a material adverse effect on the Collateral or the priority of Bank’s Lien on the Collateral, or permit any of the Borrower Parties to do any of the foregoing.

7.10         Financing Statements. Suffer or permit the filing of any termination statements or correction statements with respect to Bank’s financing statements without Bank’s prior written consent.

7.11         Employees. Hire or maintain any employees.

8.          EVENTS OF DEFAULT.

Any one or more of the following events shall constitute an “Event of Default” by Borrower under this Agreement:

8.1           Payment Default. Borrower fails to pay, when due, any of the Obligations more than five (5) days after receiving notice of a payment default from the Bank.

8.2           Covenant Default.

(a)           Borrower fails to perform any covenants contained in Article 6 (Affirmative Covenants) or violates any of the covenants contained in Article 7 (Negative Covenants) of this Agreement and, either (i) such failure or violation is, by its nature, not capable of cure, or (ii) as to any such failure or violation that, by its nature, can be cured, Borrower has failed to cure the same within thirty (30) days after the earlier of (A) Borrower receiving notice thereof and (B) any officer of Borrower becoming aware thereof; provided, however, that if such failure or violation cannot by its nature be cured within the 30- day period or cannot after diligent attempts by Borrower be cured within such thirty (30) day period, and such failure or violation is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default; provided, however, that such additional reasonable period shall not exceed sixty (60) days; provided, further, that this Section 8.2(a) shall not be applicable to Section 6.9 (Debt Service Coverage Ratio) of this Agreement.

(b)           A “default” or “event of default”, as defined in any other Loan Document, or in any other current or future agreement between Borrower or any other Borrower Party and Bank occurs.

(c)           Borrower fails or neglects to perform or observe any term, provision, condition, covenant contained in this Agreement, in any of the other Loan Documents, or in any other present or future agreement between Borrower and Bank, other than as specified in any other provision of this Article 8, and either (i) such failure or neglect to perform or observe is, by its nature, not capable of cure, or (ii) as to any such failure or neglect to perform or observe that, by its nature, can be cured, Borrower has failed to cure such default within thirty (30) days after the earlier of (A) Borrower receiving notice thereof and (B) any officer of Borrower becoming aware thereof; provided, however, that if the failure or neglect to perform or observe cannot by its nature be cured within the thirty (30) day period or cannot after diligent attempts by Borrower be cured within such thirty (30) day period, and such default is likely to be cured within a reasonable time, then Borrower shall have an additional reasonable period to attempt to cure such default, and within such reasonable time period the failure to have cured such default shall not be deemed an Event of Default.

8.3           Material Adverse Effect. There occurs any circumstance or circumstances that has or could have a Material Adverse Effect.

8.4           Attachment. Any portion of Borrower’s assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any trustee, receiver or person acting in a similar capacity and such attachment, seizure, writ or distress warrant or levy has not been removed, discharged or rescinded within ten (10) days, or if Borrower or Sponsor is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs, or if a judgment or other claim becomes a Lien upon any material portion of Borrower’s assets, or if a notice of lien, levy, or assessment is filed of record with respect to any of Borrower’s assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, and the same is not paid within ten (10) days after Borrower receives notice thereof, provided that none of the foregoing shall constitute an Event of Default where such action or event is stayed or an adequate bond has been posted pending a good faith contest by Borrower or Sponsor, as applicable.

8.5           Insolvency. Any Borrower Party becomes insolvent, or if an Insolvency Proceeding is commenced by any Borrower Party, or an Insolvency Proceeding is commenced against any Borrower Party that is not dismissed within sixty (60) days.

8.6           Other Agreements. There is a default or other failure to perform in any agreement to which Borrower is a party or by which it is bound resulting in a right by a third party or parties, whether or not exercised, to accelerate the maturity, or require the repurchase or redemption, of any one or more items of Indebtedness aggregating in amount in excess of seventy-five thousand Dollars ($75,000), or to receive payment on one or more claims aggregating in excess of seventy-five thousand Dollars ($75,000), or which could have a Material Adverse Effect.

8.7           Judgments. A judgment or judgments for the payment of money in an amount, individually or in the aggregate, of at least seventy-five thousand Dollars ($75,000) shall be rendered against Borrower or Sponsor shall remain unsatisfied and unstayed for a period of ten (10) days.

8.8           Guarantor. Sponsor fails to perform any obligation under the Sponsor Guaranty or any other Loan Document to which it is a party.

8.9           Loan Documents. For any reason whatsoever, any Loan Document fails to be in full force and effect, or if any Lien granted to Bank fails to be perfected with respect to any material portion of the Collateral subject thereto or to be senior to all Liens other than as expressly permitted hereunder; or any termination statement or correction statement is filed with respect to any financing statement filed in favor of Bank without Bank’s prior written consent;

8.10         Project Contracts. For any reason whatsoever, any Project Contract, fails to be in full force and effect (other than the expiration, but not early termination, of a Project Contract in accordance with its terms).

8.11         Misrepresentations. Any material misrepresentation or material misstatement exists in any warranty or representation set forth herein, in any other Loan Document or in any certificate delivered to Bank by any Responsible Officer of Borrower, Sponsor, or any Affiliate of Borrower pursuant to this Agreement or any other Loan Document or to induce Bank to enter into this Agreement or any other Loan Document and such misrepresentation shall continue unremedied for ten (10) days; provided, however, that if: (a) such misrepresentation cannot be cured within such 10-day period, (b) such misrepresentation is susceptible of cure, (c) the breaching party is proceeding with diligence and in good faith to cure such misrepresentation and (d) an extension of the time to cure would not reasonably be expected to exacerbate an existing Material Adverse Effect or cause any new Material Adverse Effect, then, such 10-day cure period shall be extended to such date as shall be necessary for such third party diligently to cure such misrepresentation, provided that such cure period as extended shall not exceed ninety (90) days.

8.12         Debt Service Coverage Ratio Borrower fails to maintain the Debt Service Coverage Ratio as set forth in Section 6.9 (Debt Service Coverage Ratio) and Borrower fails to make any required Debt Service Remargin Payment or other payment require under Section 6.9 (Debt Service Coverage Ratio) when due.

8.13         Loss of Priority The failure at any time of Bank’s lien to be a valid first lien upon the Collateral or any portion thereof.

9.          BANK’S RIGHTS AND REMEDIES.

9.1           Rights and Remedies. Upon the occurrence and during the continuance of an Event of Default, Bank may, at its election, without notice of its election and without demand, and without limiting any of Bank’s other rights and remedies, whether arising under law, at equity, or by contract, do any one or more of the following, all of which are authorized by Borrower.

(a)           Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable (provided that upon the occurrence of an Event of Default described in Section 8.5 (Insolvency), all Obligations shall become immediately due and payable without any action by Bank);

(b)           Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement or under any other agreement between Borrower and Bank;

(c)           Cancel any undrawn portion of the available Commitment under this Agreement.

(d)           Settle or adjust disputes and claims directly with account debtors for amounts, upon terms and in whatever order that Bank reasonably considers advisable;

(e)           Make such payments and do such acts as Bank considers necessary or reasonable to protect its security interest in the Borrower Collateral. Borrower agrees to assemble the Borrower Collateral if Bank so requires, and to make the Borrower Collateral available to Bank at such place or places, reasonably convenient to both Borrower and Bank, as Bank may designate. Borrower authorizes Bank to enter the premises where the Borrower Collateral is located, to take and maintain possession of the Borrower Collateral, or any part of it, and to pay, purchase, contest, or compromise any Lien that in Bank’s determination appears to be prior or superior to Bank’s security interest and to pay all expenses incurred in connection therewith. With respect to any of Borrower’s owned premises, Borrower hereby grants Bank a license to enter into possession of such premises and to occupy the same, without charge, in order to exercise any of Bank’s rights or remedies provided herein, at law, in equity, or otherwise;

(f)           Set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Bank, or (ii) Indebtedness at any time owing to or for the credit or the account of Borrower held by Bank;

(g)           Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Borrower Collateral. Bank is hereby granted a license or other right, solely pursuant to the provisions of this Article 9 (Bank’s Rights and Remedies), to use, without charge, Borrower’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Borrower Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Bank’s exercise of its rights under this Article 9 (Bank’s Rights and Remedies), Borrower’s rights under all licenses and all franchise agreements shall inure to Bank’s benefit;

(h)           Dispose of the Borrower Collateral by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower’s premises) as Bank determines is commercially reasonable, and apply any proceeds to the Obligations in whatever manner or order Bank deems appropriate. Borrower recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws, Bank may be compelled, with respect to any sale of all or any part of the Borrower Collateral, to limit purchasers to those who will agree, among other things, to acquire such Borrower Collateral for their own account, for investment and not with a view to the distribution or resale thereof. Borrower acknowledges that any such private sales may be at prices and on terms less favorable to Borrower than those obtainable through a public sale without such restrictions, and that Bank shall have no obligation to engage in public sales and no obligation to delay the sale of any Borrower Collateral for the period of time necessary to permit the issuer thereof to register it for public sale;

(i)           Bank may credit bid and purchase at any public sale; and

(j)           Any deficiency that exists after disposition of the Borrower Collateral as provided above will be paid immediately by Borrower.

9.2           Power of Attorney. Borrower hereby irrevocably appoints Bank (and any of Bank’s designated officers, or employees) as Borrower’s true and lawful attorney, to: (a) do any one or more of the following during the existence of an Event of Default: (i) send requests for verification of Accounts or notify account debtors of Bank’s security interest in the Accounts; (ii) endorse Borrower’s name on any checks or other forms of payment or security that may come into Bank’s possession; (iii) sign Borrower’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to account debtors; (iv) dispose of any Collateral; (v) make, settle, and adjust all claims under and decisions with respect to Borrower’s policies of insurance and with respect to warranties; and (vi) settle and adjust disputes and claims respecting accounts directly with account debtors, for amounts and upon terms which Bank determines to be reasonable; and (b) at any time and from time to time file, in Bank’s sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral. The appointment of Bank as Borrower’s attorney in fact, and each and every one of Bank’s rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully repaid and performed and Bank’s obligation to provide Advances hereunder is terminated.

9.3           Accounts Collection. At any time after the occurrence of an Event of Default, Bank may notify any Person owing funds to Borrower of Bank’s security interest in such funds and verify the amount of such Account. Borrower shall collect all amounts owing to Borrower for Bank, receive in trust all payments as Bank’s trustee, and immediately deliver such payments to Bank in their original form as received from the account debtor, with proper endorsements for deposit.

9.4           Bank Expenses. If Borrower fails to pay any amounts or furnish any required proof of payment due to third persons or entities, as required under the terms of this Agreement, then Bank may do any or all of the following after reasonable notice to Borrower: (a) make payment of the same or any part thereof; (b) set up such reserve accounts with required balances as Bank deems necessary to protect Bank from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type discussed in Section 6.5 (Insurance) of this Agreement, and take any action with respect to such policies as Bank deems prudent. Any amounts so paid or deposited by Bank shall constitute Bank Expenses, shall be immediately due and payable, and shall bear interest at the then applicable rate hereinabove provided, and shall be secured by the Collateral. Any payments made by Bank shall not constitute an agreement by Bank to make similar payments in the future or a waiver by Bank of any Event of Default under this Agreement.

9.5           Bank’s Liability for Borrower Collateral. So long as Bank complies with reasonable banking practices, Bank shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Borrower Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause (including by reason of the imposition of any fees or charges in respect of early withdrawal); (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person whomsoever. All risk of loss, damage or destruction of the Borrower Collateral shall be borne by Borrower. Bank shall be under no obligation or duty to exercise any of the powers hereby conferred upon Bank, and shall have no liability for any act or failure to act in connection with any of the Borrower Collateral (including any diminution in the value of the Borrower Collateral from any cause whatsoever). Bank shall be under no duty to collect any amount that may be or become due on any of the Borrower Collateral, to redeem or realize on the Borrower Collateral, to make any presentments, demands or notices of protest in connection with any of the Borrower Collateral, to take any steps necessary to preserve rights in any instrument, contract or lease against third parties or to preserve rights against prior parties, to remove any Liens or to do anything for the enforcement, collection or protection of the Borrower Collateral, except to the extent, if any, that the Code requires Bank to use reasonable care with respect to the Borrower Collateral while in its possession.

9.6           Remedies Cumulative. Bank’s rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Bank shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, in equity or by contract. No exercise by Bank of one right or remedy shall be deemed an election, and no waiver by Bank of any Event of Default on Borrower’s part shall be deemed a continuing waiver. No delay by Bank shall constitute a waiver, election, or acquiescence by it. No waiver by Bank shall be effective unless made in a written document signed on behalf of Bank and then shall be effective only in the specific instance and for the specific purpose for which it was given.

9.7           Demand; Protest; Other Waivers. To the fullest extent permitted by law, Borrower hereby waives (a) presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all accounts, contract rights, documents, instruments, general intangibles, chattel paper and guaranties at any time held by Bank on which Borrower may in any way be liable and hereby ratifies and confirms whatever Bank may do in this regard; (b) notice prior to taking possession or control of the Borrower Collateral or any bond or security that might be required by any court before allowing Bank to exercise any of Bank’s remedies; (c) any marshalling of assets, or any right to compel Bank to resort first or in any particular order to any other collateral or other persons before enforcing its rights as to the Borrower Collateral or pursuing Borrower for payment of the Obligations; (d) the benefit of all valuation, appraisement and exemption laws; and (e) any claims and defenses based on impairment of collateral.

10.       NOTICES. Unless otherwise provided in this Agreement, all notices, demands and other communications by any party relating to this Agreement or any other agreement entered into in connection herewith shall be in writing and (except for financial statements and other informational documents, which may be sent by first-class mail, postage prepaid) shall be personally delivered or sent by a recognized overnight delivery service, certified mail, postage prepaid, return receipt requested at its addresses set forth below (with a copy provided by e-mail immediately):

If to Borrower:	c/o Principal Solar, Inc.
2700 Fairmont Dallas, TX 75201 Attention: Michael Gorton, CEO e-mail: mg@principalsolar.com FAX: (972) 899-9276

If to Bank:	Bridge Bank, National Association
55 Almaden Boulevard San Jose, CA 95113 Attn: Energy & Infrastructure Group e-mail: EIG@bridgebank.com FAX: (408) 282-1681

The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other.

11.       CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

This Agreement and all Loan Documents unless otherwise specified therein shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to principles of conflicts of law (other than New York General Obligations Law Section 5-1401 and 5-1402).

Borrower hereby agrees that any lawsuit regarding any dispute, controversy, claim or cause or action arising out of or relating to this Agreement, the Loan Documents or any of the transactions contemplated therein may be instituted and prosecuted in the State or Federal courts located in the County of Santa Clara, State of California and hereby submits to the jurisdiction of such courts. Nothing contained in this Agreement or any other Loan Document, however, shall be deemed to constitute, or to imply the existence of, any agreement by Lender to bring any such action only in said courts or to restrict in any way any of Lender’s remedies or rights to enforce the terms of this Agreement or any other Loan Document as, when and where Lender shall deem appropriate, in its sole discretion.

BORROWER AND BANK EACH HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM, INCLUDING BUT NOT LIMITED TO CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY RECOGNIZES AND AGREES THAT THE FOREGOING WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR IT TO ENTER INTO THIS AGREEMENT. EACH PARTY REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

WITHOUT INTENDING IN ANY TO LIMIT BORROWER’S AND BANK’S AGREEMENT TO WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY, if the jury waiver set forth above in this Section is not enforceable, then any Claim shall be decided by judicial reference pursuant to California Code of Civil Procedure Section 638 et seq. before a referee sitting without a jury, such referee to be mutually acceptable to the parties or, if no agreement is reached, by a referee appointed by the Presiding Judge of the California Superior Court for Santa Clara County. This Section shall not restrict a party from exercising remedies under the Code or from exercising pre-judgment remedies under applicable law.

12.       GENERAL PROVISIONS.

12.1         Construction. The Borrower and the Bank acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Borrower and the Bank.

12.2         Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Borrower without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion. Bank shall have the right, without the consent of or notice to Borrower, to sell, transfer, negotiate, or grant participations in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder.

12.3         Indemnification. Borrower shall defend, indemnify and hold harmless Bank, its Affiliates, and its and their respective officers, employees, and agents against: (a) all obligations, demands, claims, and liabilities claimed or asserted by any other party in connection with the transactions contemplated by this Agreement; and (b) all losses or Bank Expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Borrower whether under this Agreement, or otherwise (including reasonable attorneys’ fees and expenses), including in respect of any recapture of all or any portion of any IRC Section 1603 Grant Payments and/or state investment tax credits or incentives, whether by reason of the exercise by Bank of its rights in respect of the Borrower Collateral or otherwise, except, in any such case, for losses caused by Bank’s gross negligence or willful misconduct.

12.4         Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

12.5         Waivers of Defaults; No Forbearance. No Event of Default shall be waived by Bank except in writing and a waiver of any Event of Default shall not be a waiver of any other default or of the same default on a future occasion. No forbearance on the part of the Bank in enforcing any of its rights or remedies under this Agreement or any other Loan Document, nor any renewal, extension or rearrangement of any payment or covenant to be made or performed by Borrower hereunder or any such other Loan Document, shall constitute a waiver of any of the terms of this Agreement or such Loan Document or of any such right or remedy. No single or partial exercise or any right, power or privilege hereunder, or any delay in the exercise hereof, shall preclude other or further exercise of the rights of the parties under this Agreement and/or the other Loan Documents.

12.6         Severability of Provisions. If any provision under this Agreement or the other Loan Documents shall be determined by a court of competent jurisdiction to be invalid or unenforceable, that provision shall be deemed severed from the Loan Documents, and the validity, legality and enforceability of the remaining provisions shall remain in full force as though the invalid, illegal, or unenforceable provision had never been part of the Loan Documents.

12.7         Amendments in Writing, Integration. Neither this Agreement nor the Loan Documents can be amended or terminated orally. This Agreement and the Loan Documents constitutes the entire agreement and understanding between Bank and Borrower and supersedes all prior or contemporaneous communications or agreements with regard to the subject matter of this Agreement.

12.8         Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

12.9         Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding or Bank has any obligation to make Advances to Borrower. The obligations of Borrower to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 12.3 (Indemnification) shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run. The obligations of Borrower under Section 9.4 (Bank Expenses), and all other obligations of Borrower to pay Bank Expenses, shall survive the payment of the other Obligations.

12.10       Patriot Act. To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify, and record information that identifies each Person who opens an account. WHAT THIS MEANS FOR YOU: Bank may ask for copies of Borrower’s identifying documents.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

POWEROUSE ONE, LLC
a Tennessee Limited Liability Company

By:	/s/ Michael Gorton
Name:	Michael Gorton
Title:	Chief Operating Manager

LINCOLN FARM I, LLC
a Tennessee Limited Liability Company

By:	/s/ Michael Gorton
Name:	Michael Gorton
Title:	Chief Operating Manager

LINCOLN FARM II, LLC
a Tennessee Limited Liability Company

By:	POWEROUSE ONE, LLC
its Manager and Member

By:	/s/ Michael Gorton
Name:	Michael Gorton
Title:	Chief Operating Manager

LINCOLN FARM III, LLC
a Tennessee Limited Liability Company

By:	POWEROUSE ONE, LLC
its Manager and Member

By:	/s/ Michael Gorton
Name:	Michael Gorton
Title:	Chief Operating Manager

LINCOLN FARM IV, LLC
a Tennessee Limited Liability Company

By:	POWEROUSE ONE, LLC
its Manager and Member

By:	/s/ Michael Gorton
Name:	Michael Gorton
Title:	Chief Operating Manager

SCHEDULE 1

Intentionally Omitted

SCHEDULE 2

CONDITIONS PRECEDENT TO THE ADVANCE

GENERAL

1.
Borrower shall have duly executed or obtained the due execution of, and delivered to Bank, all Loan Documents and other items required by Bank to be executed in connection with the Loan, in form and content required by Bank.

2.	Bank shall have opened all accounts, including the Cash Collateral Account and the Direct Deposit Account, in the name of the Borrower required pursuant to this Agreement.

3.             The Advance Request shall be duly and properly issued.

4.             Payment of the fees and Bank Expenses then due specified in Section 2.5.

CORPORATE

5.	With respect to each Borrower Party, Vis Solis, and AstroSol, Inc., a Tennessee corporation, each and all of the following:

a.
copies of the Charter Documents of Borrower Party, certified as being true and correct copies of the originals (i) in the case of its Certificate of Formation, Articles of Organization or Certificate of Incorporation, by the applicable Tennessee state authority, and (ii) in the case of its operating agreement, by a Responsible Officer of Borrower Party;

b.
a certificate of the secretary or manager of such Borrower Party with respect to incumbency and resolutions authorizing the execution and delivery of the Loan Documents to which Borrower Party is a party;

c.	current financial statements of the Borrower Party; and

d.
Certificates of status / good standing certificates with respect to each Borrower Party issued by (i) the Secretary of State of the State of formation, and (ii) the franchise tax board of the State of formation.

FINANCIAL MODEL

6.
An updated pro forma cash flow statement and financial model of Borrower in a form acceptable to Bank that demonstrates forecasted cash available for debt service (based on contracted revenues and revenues that should be reasonably expected, as determined by Bank in its sole discretion, in absence of a contract) exceeds debt service by agreed levels (1.25:1), assuming Loan principal amortization over eleven and one half years;

PROJECT

7.	The Assignment and Conveyance Agreement (as defined in the Purchase and Sale Agreement).

8.             All Project Contracts.

9.              Evidence that the Project has been ‘placed in service.’

10.
In a form satisfactory to Bank, verification by Enertis Engineering that each Solar Electric Facility was correctly installed and that production data is consistent with invoices and collections under the Power Purchase Agreements and with design expectations.

11.	Evidence acceptable to Bank that all required insurance is in place.

SECURITY AND COLLATERAL

12.
Each Borrower other than PH1 shall have appropriately recorded a Memorandum of Leasehold Interest and entered into necessary documentation to the satisfaction of Bank so as to grant a security interest to Bank in the leasehold interest granted pursuant to the Ground Leases.

13.
Certificates representing the Membership Interests referred to in the Pledge Agreement, accompanied by undated transfer powers executed in blank, and evidence that each such certificate represents a “certificated security” within the meaning of the Code; and a memorandum of the Sub-Lease and Access Agreement, together with evidence satisfactory to Bank that such memorandum shall have been recorded contemporaneously with or before the making of the initial Advance;

14.	All Third-Party Consents reasonably deemed necessary or appropriate by Bank.

15.
UCC National Form Financing Statement filing as a fixture filing with respect to the Project, together with evidence satisfactory to Bank that such fixture filing shall have been recorded contemporaneously with or before the making of the requested Advance;

16.
UCC National Form Financing Statement filing with respect to the Pledge Agreement and the pledged property thereunder and receipt of all endorsed certificates and other documents required under the Pledge Agreement.

17.
Evidence satisfactory to Bank that the Project and all of the Borrower Collateral are free and clear of any and all liens of any kind or nature (other than the first priority liens of Bank), including, without limitation any and all mechanics or materialman’s liens for materials or labor supplied or any similar liens.

18.
Evidence that all other action that Bank may deem necessary or desirable in order to perfect each Lien created under any Loan Document has been taken (including receipt of duly executed payoff letters, UCC-3 amendments and/or termination statements, landlords’ and bailees’ waiver and consent agreements).

OTHER

19.	A common stock warrant issued by Sponsor for up to 151,050 shares of common stock of the Sponsor in favor of Bank, in a form acceptable to Bank.

20.
Borrower shall have provided Bank with evidence as to whether the Project Site or any portion thereof is located in an area identified as having “special flood hazards” as such term is defined in the federal Flood Disaster Protection Act of 1973, as amended. If any part of the improvements is in a special flood hazard area, Borrower shall have provided Bank with a flood insurance policy as part of the insurance requirements of this Agreement.

2

21.	Receipt of such financial statements and other information for the Distributor and TVA as Bank shall deem necessary or appropriate in its sole discretion.

22.
Borrower has delivered to Bank a favorable opinion from legal counsel to Borrower, opining to such matters as Bank may require, in form and substance satisfactory to Bank in its sole and absolute discretion, with respect to Borrower and Sponsor.

23.	Title insurance in a form and substance acceptable to Bank.

24.	All other conditions set forth at Article 3 (Conditions Precedent to Advance) have been satisfied.

25.	Such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

3

SCHEDULE 3

CERTAIN PROJECT SPECIFIC REPRESENTATIONS

Borrower makes each and all of the following representations and warranties with respect to the Project:

(a)           The Lessor (as defined in the Ground Lease) has good and marketable title to the Project Site;

(b)
The Project is located and has been fully installed on a valid leasehold interest on the Project Site pursuant to a fully executed Ground Lease with respect to which a Memorandum of Leasehold Interest has been recorded, and a copy of which has been delivered to Bank; and

(c)           Except as disclosed in writing to Bank:

(i)
(A) No condemnation of any portion of the Project Site, (B) no condemnation or relocation of any roadways abutting the Project Site, and (C) no proceeding to deny access to the Project Site from any point or planned point of access to the Project Site, has commenced or, to the best of Borrower’s knowledge, is contemplated by any governmental authority;

(ii)	No casualty, damage or destruction has occurred with respect to the Project or the Project Site which has not been fully and completely repaired;

(iii)
Neither the construction of the Project or the Project Site (or any portion thereof, including any improvements thereon), nor the use of the Project or the Project Site, when completed and the contemplated accessory uses will violate (i) any laws, rules, regulations or restrictions applicable to the Project, the Project Site, or any part of either, (ii) any building permits, restrictions of record, or agreements affecting the Project, the Project Site, or any part of either of either, or (iii) any property line, building line, setback line, side yard line, or any recorded or visible easement (or other easement of which Borrower is aware or has reason to believe may exist) with respect to the Project, the Project Site, or any part of either; and

(iv)
Neither the zoning authorizations, approvals or variances nor any other right to construct or to use the Project or the Project Site is to any extent dependent upon or related to any real estate other than the Project Site. All governmental approvals required for the construction, operation and maintenance of the Project in accordance with the plans and specifications under the EPC Agreement has been obtained prior to the Closing Date.

SCHEDULE 4

PRINCIPAL REPAYMENT SCHEDULE

[See Attached]

Principal And Interest Schedule
Interest Payments due on the 5th day of the month Principal payments due on the 11th day of the month Assumes Funding June 18, 2013
Principal
Month 1	Jul‐13	$ ‐
Month 2	Aug‐13	$ ‐
Month 3	Sep‐13	$ 55,513.75
Month 4	Oct‐13	$ ‐
Month 5	Nov‐13	$ ‐
Month 6	Dec‐13	$ 55,514.00
Month 7	Jan‐14	$ ‐
Month 8	Feb‐14	$ ‐
Month 9	Mar‐14	$ 55,514.00
Month 10	Apr‐14	$ ‐
Month 11	May‐14	$ ‐
Month 12	Jun‐14	$ 55,514.00
Month 13	Jul‐14	$ ‐
Month 14	Aug‐14	$ ‐
Month 15	Sep‐14	$ 62,454.00
Month 16	Oct‐14	$ ‐
Month 17	Nov‐14	$ ‐
Month 18	Dec‐14	$ 62,454.00
Month 19	Jan‐15	$ ‐
Month 20	Feb‐15	$ ‐
Month 21	Mar‐15	$ 62,454.00
Month 22	Apr‐15	$ ‐
Month 23	May‐15	$ ‐
Month 24	Jun‐15	$ 62,454.00
Month 25	Jul‐15	$ ‐
Month 26	Aug‐15	$ ‐
Month 27	Sep‐15	$ 69,641.00
Month 28	Oct‐15	$ ‐
Month 29	Nov‐15	$ ‐
Month 30	Dec‐15	$ 69,641.00
Month 31	Jan‐16	$ ‐
Month 32	Feb‐16	$ ‐
Month 33	Mar‐16	$ 69,641.00
Month 34	Apr‐16	$ ‐
Month 35	May‐16	$ ‐
Month 36	Jun‐16	$ 69,641.00
Month 37	Jul‐16	$ ‐
Month 38	Aug‐16	$ ‐
Month 39	Sep‐16	$ 77,574.00
Month 40	Oct‐16	$ ‐
Month 41	Nov‐16	$ ‐
Month 42	Dec‐16	$ 77,574.00
Month 43	Jan‐17	$ ‐
Month 44	Feb‐17	$ ‐
Month 45	Mar‐17	$ 77,574.00
Month 46	Apr‐17	$ ‐
Month 47	May‐17	$ ‐
Month 48	Jun‐17	$ 77,574.00

SCHEDULE 5

SCHEDULE OF EXCEPTIONS

Permitted Indebtedness (Section 1.1) – None

Permitted Investments (Section 1.1) - None

Permitted Liens (Section 1.1) – None other than easements disclosed in the title opinion on the four properties on which Lincoln Farm I, LLC, Lincoln Farm II, LLC, Lincoln Farm III, LLC, and Lincoln Farm IV, LLC operate.

Prior Names (Section 5.6) - None

Litigation (Section 5.7) - None

Subsidiaries; Employees (Section 5.13) - Lincoln Farm I, LLC, Lincoln Farm II, LLC, Lincoln Farm III, LLC, and Lincoln Farm IV, LLC

Environmental Condition (Section 5.11) - None

EXHIBIT A

“Borrower Collateral” shall mean all property of Borrower, whether now existing or hereafter created or acquired, and wherever located, including, but not limited to:

(a)           any and all real property interests including the Leasehold Interests; and

(b)           all personal property and fixtures of Borrower, whether now existing or hereafter created or acquired, and wherever located, including, but not limited to:

(i)           all equipment including the Equipment (including accessions and additions thereto), goods (including fixtures), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), and Solar Electric Facilities;

(ii)           all accounts including the Accounts, chattel paper (including tangible and electronic chattel paper), deposit accounts, commercial tort claims, documents (including negotiable documents), general intangibles (including payment intangibles and software), instruments (including promissory notes), investment property (including securities and securities entitlements), letter of credit rights, letters of credit, and money; to the extent not otherwise included in the foregoing, all Environmental Attributes, Environmental Incentives, Negotiable Collateral, Projects and Project Contracts; and all of Borrower’s books including the Books and records with respect to any of the foregoing and the computers and equipment containing said books and records;

(iii)           any and all cash proceeds and/or noncash proceeds of any of the foregoing, including, without limitation, insurance proceeds, all obligations arising under warranties and all supporting obligations and the security therefor or for any right to payment.

All terms in part (b) of this definition of Borrower Collateral have the meanings given to them in the Code unless capitalized and defined herein.

EXHIBIT A-1

EXHIBIT B

ADVANCE REQUEST

(To be submitted no later than 2:00 PM to be considered for same day processing)

To:    Bridge Bank, National Association

Fax:    (408) 282-1681

Date:

From:
     Borrower’s Name

Authorized Signature

Authorized Signer’s Name (please print)

Phone Number

To Account # __________________

Borrower hereby requests funding in the amount of $ _______ as an Advance under, and as defined in, that certain Loan and Security Agreement dated as of June 10, 2013 (the “Loan and Security Agreement”). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Loan and Security Agreement.

Borrower authorizes Bank to rely on facsimile stamp signatures and treat them as authorized by Borrower for the purpose of requesting the above Advance.

Borrower hereby certifies that all conditions precedent to the Advance referred to in Article 3 (Conditions Precedent to Advance) that are a matter of fact have been achieved and that all representations and warranties of Borrower stated in the Loan and Security Agreement are true, correct and complete in all material respects as of the date of this Advance Request and will be true, correct and complete in all material respects as of the date of the requested Advance; provided that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.

EXHIBIT B-1

EXHIBIT C
COMPLIANCE CERTIFICATE

TO:     Bridge Bank, National Association

FROM:   Powerhouse One, LLC, on behalf of itself and the other Borrowers (as defined in the Agreement)

The undersigned authorized officer of Powerhouse One, LLC hereby certifies that in accordance with the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”), (i) Borrower is in compliance for the period ending _______________ with all required covenants except as noted below and (ii) all representations and warranties of Borrower stated in the Agreement are true and correct as of the date hereof. Attached herewith are the required documents supporting the above certification. The Officer further certifies that these are prepared in accordance with Generally Accepted Accounting Principles (GAAP) and are consistently applied from one period to the next except as explained in an accompanying letter or footnotes.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies
Quarterly company prepared financial statements (Borrower)	Quarterly within 30 days	Yes	No
Annual financial statements (Company Prepared and CPA reviewed)(Borrower)	Annually within 180 days, commencing with FYE 12/31/13	Yes	No
Annual financial statements (Audited) (Company Prepared and CPA reviewed)(Sponsor)	Annually within 180 days, commencing with FYE 12/31/13	Yes	No
Project Statement/Schedule of Performance	Quarterly within 45 days	Yes	No
Deposit balances with Bank	$
Deposit balances outside Bank	$

Financial Covenant	Required	Actual	Complies

Debt Service Coverage Ratio	1.10:1

EXHIBIT C-1

Comments Regarding Exceptions: See Attached.	BANK USE ONLY
Sincerely, ________________________________________ SIGNATURE ________________________________________ TITLE ________________________________________ DATE	Received by: AUTHORIZED SIGNER Date: Verified: AUTHORIZED SIGNER Date: Compliance Status Yes No

EXHIBIT C-2

EXHIBIT D
MODULE WARRANTY AMENDMENTS

Original Warranty Provision – Shown with required amendments	Comments
2. Limited Peak Power Remedy. Astronergy warrants that ~~any module(s~~(i) ~~exhibits~~ each module shall exhibit a power output no less than 90% of the nominal peak power at Standard Testing Conditions (STC, defined as: (a) light spectrum of AM 1.5, (b) an irradiation of 1000 W per m2 and (c) a cell temperature of 25 degrees Celsius at right angle irradiation.) specified on the respective datasheet ~~within a~~ during the period of 10 years from the warranty start date~~, or any module(s~~; and (ii) ~~exhibits~~ each module shall exhibit a power output no less than 80% of the nominal peak power at STC specified on the respective datasheet ~~within a~~ during the period of 25 years from the warranty start date.	
(2 – continued) ~~For the above such loss in power measured by Astronergy facility or the 3rd party testing institute recognized from both sides, it is determined by Astronergy (at its sole and absolute discretion) to be due to defects in material or workmanship, is eligible for claim under this Limited Warranty for Crystalline PV Modules. Astronergy will replace such loss in power by either providing~~ If any module fails to exhibit the foregoing warranted power output, as determined by an industry-accepted independent testing institute including [the TUV Rheinland Photovoltaic Testing Laboratory in Tempe Arizona,] Fraunhofer ISE in Freiburg, Germany or TüV Rheinland in Cologne, Germany, Astronergy will deliver additional modules to the customer to make up for such loss in power, or ~~by repairing or replacing the defective~~ repair or replace the underperforming modules at the discretion of Astronergy. All replacement modules will be rated at a 235Wp or higher output.	The facts, not the provider of the warranty, must determine whether there exists a breach of warranty. We offer as a suggestion but do not require a North American testing institute that is occasionally used for this purpose.
4. Obtaining Warranty Performance. **B.** Warranty claims must be sent by registered mail or courier. The claims must include the serial number of the defective module(s), accompanied by a copy of the relevant invoice and purchase contract~~, and must state: "We hereby accept, and agree to, the choice of law, the choice of an expert appraiser and the choice of arbitration as set out in Clause 6 of your Limited~~	The requirement for the customer to declare agreement to the dispute resolution clause is unusual and not appropriate unless there were complete and customary arbitration provisions.

SMRH:408406404.9

EXHIBIT D-1

~~Warranty for Crystalline PV Modules on which our claim is based."~~. Together with the notification, the customer should enclose evidence of the date of sale on which the modules were purchased. Incomplete notifications claims that do not meet the notification deadline of Clause 4, Section C will not be processed.	
4. C. Any claim under this limited warranty shall be forfeited if ~~(a)~~ the customer does not notify Astronergy or their distributors of such claim in writing in accordance with Clause 4 paragraph A within ~~twenty~~ thirty (~~20~~30) days after discovering ~~or after the customer should have discovered,~~ the defect claimed under warranty~~; or (b) the customer does not commence court or arbitration action within six (6) months after proper notification of the claim~~.	It is not acceptable to bar a warranty claim because a defect should have been discovered but was not within 20 days of occurrence. It is customary to require only that claims be submitted during the warranty period, or in some cases "promptly" after discovery. We consider 20 days to be too short and would like to see a change to 30 days (or to "promptly"). Deletion of "(b)", the six-month limitation is not a requirement of the Bank but we suggest that it is a bad idea for both parties to include such provision, which would steer parties away from less contentious methods of resolving dispute, such as mediation.
6. Disputes	
~~No action, regardless of form, arising out of or in any way connected with this Limited Warranty for Crystalline PV Modules, maybe brought against Astronergy more than six (6) months after the cause of action has occurred.~~ In the case of a dispute ~~in~~ about technical matters relating to a warranty claim, a first-class international institute designated by Astronergy such as [the TUV Rheinland Photovoltaic Testing Laboratory in Tempe Arizona,] Fraunhofer ISE in Freiburg, Germany or TüV Rheinland in Cologne, Germany shall ~~be involved to judge the claim. All fees and expenses shall be borne by the losing party,unless otherwise awarded. The final right of interpretation shall be borne by Astronergy.~~ make final and binding determinations of fact concerning technical matters.	See comment above about the six-month limitation. Bank would be amenable to agreeing to arbitration by a forum capable of handling disputes on non-technical matters if Astronergy so desired; but note that most standard solar warranties we have surveyed are silent on arbitration.

SMRH:408406404.9

EXHIBIT D-2